Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report of Driven Brands Holdings Inc. (the “Company”) on Form 10-K for the year ended December 26, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Fitzpatrick, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2021	/s/ Jonathan Fitzpatrick
Jonathan Fitzpatrick
President and Chief Executive Officer